EXHIBIT 4.1
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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT AN OPINION OF COUNSEL WILL NOT BE REQUIRED FOR SALES OR TRANSFERS MADE PURSUANT TO RULE 144 UNDER THE ACT.


                   SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

             5% CONVERTIBLE SUBORDINATED PAY-IN-KIND NOTE DUE 2001


$10,000,000                                              January 1, 1999

ALL CAPITALIZED TERMS SHALL BE DEEMED TO HAVE THE DEFINITIONS ASCRIBED TO THEM IN THE PURCHASE AGREEMENT, AS DEFINED IN SECTION 1 OF THIS DOCUMENT.

      1. PRINCIPAL AND INTEREST. SUNRISE TECHNOLOGIES INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company," which term includes any successor), for value received, hereby promises to pay to the order of Aragon Ventures LLC, a Nevada limited liability company, or any successor in interest registered on the books of the Company (the "Holder") in lawful money of the United States at the address of the Holder as then shown on the books of the Company, the principal sum of Ten Million and 00/100 Dollars ($10,000,000) on December 31, 2001 (the "Maturity Date") (unless earlier converted into shares of Common Stock (as hereinafter defined, as described in Section 2), together with simple interest from the date hereof, computed on the basis of a 360-day year of twelve 30-day months in arrears from the date of original issuance hereof through the Maturity Date (unless earlier converted into shares of Common Stock) (the "Interest Payment Date") to Holders of record of the Notes on the Maturity Date, at the rate set forth in the following paragraph until the principal hereof is paid or made available for payment.

            The interest rate on this Note will be 5% per annum from the date of original issuance. On the Interest Payment Date, the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest in cash on this Note, pay interest on this Note through the issuance of additional notes (the "Secondary Notes") in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note, if such interest were paid in cash. On the Interest Payment Date, the Company shall have authenticated the Secondary Notes for original issuance to each Holder on the record date in the aggregate principal amount required to pay such interest. The Secondary Notes will mature on the Maturity Date, will bear interest and have interest paying features identical to this Note, and will have the identical right to convert into Common Stock as this Note. Notwithstanding any other provision of this paragraph to the contrary, the Company may pay in cash in lieu of issuing Secondary Notes in any denomination of less than $500, which shall be determined with respect to the aggregate amount of Notes held by the Holder as shown by the records of the Company.



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            Except as previously provided herein, the terms "Note" or
"Notes" shall include all Secondary Notes that may be issued hereunder.

            Upon payment in full of all principal and interest payable hereunder or conversion as provided in Section 2, this Note shall be surrendered to the Company for cancellation.

            This Note have been issued pursuant to a Note and Warrant Purchase Agreement dated of even date herewith between the Company and the Holder (the "Purchase Agreement"), and is subject to the benefits contained in a Registration Rights Agreement dated of even date herewith between the Company and the Holder (the "Registration Rights Agreement"). Pursuant to the Purchase Agreement, warrants to purchase the Company's Common Stock (the "Warrants") have also been issued to the Holder.

      2.    CONVERSION.

            (a) HOLDER'S OBLIGATION TO CONVERT. Subject to and upon compliance with the provisions of this Section 2, the Holder of this Note shall be required, on the date the Company receives conditional approval from the Ophthalmic Device Panel of the Food and Drug Administration (the "FDA") related to the premarket application filed by the Company with the FDA in December 1998 related to its Hyperion LTK SystemTM (the "Panel Approval"), to convert one-half of the principal amount of this Note into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") at the conversion price (the "Conversion Event No. 1 Conversion Price") of $4.00 for each share of Common Stock (appropriately adjusted for any combination, consolidation, stock split or other recapitalization). In addition, the Holder of this Note shall be required, on the date the Company receives FDA approval to market the Company's Hyperion LTK SystemTM in the United States (the "FDA Approval"), to convert the remaining portion of the Note into shares of Common Stock at the conversion price (the "Conversion Event No. 2 Conversion Price") of $8.00 per share of Common Stock (appropriately adjusted for any combination, consolidation, stock split or other recapitalization). The Conversion Event No. 1 Conversion Price and Conversion Event No. 2 Conversion Price shall be, where applicable, referred to herein as the "Conversion Price." If FDA Approval occurs prior to receipt by the Company of the Panel Approval, then the entire Note shall immediately convert into Common Stock, half at the Conversion Event No. 1 Conversion Price and the other half at the Conversion Event No. 2 Conversion Price at the time of receipt by the Company of the FDA Approval.

            (b) AUTOMATIC CONVERSION. As long as the consideration is equal to or exceeds $6.00 per share of Common Stock, this Note shall be automatically converted into shares of Common Stock at the applicable Conversion Price immediately upon the closing of a merger with or into any other corporation, or a reorganization, or a sale or conveyance of all or substantially all of its assets to any other entity in a transaction in which the stockholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent).

            (c) MECHANICS OF CONVERSION. Before any Holder of this Note shall be entitled to convert the same into shares of Common Stock, he shall surrender this Note, or the applicable portion, at the office of the Company or of any transfer or conversion agent for this Note and shall deliver the conversion notice available from the Company (the "Conversion Notice") to the Company (which shall be irrevocable) at such office that he elects to convert the same (except that no such Conversion Notice shall be necessary in the event of an automatic conversion pursuant to Section 2(b) hereof). If so required by the Company, this Note and the Conversion Notice shall also be accompanied by proper assignments thereof to the Company or in blank for transfer. The Company shall, as soon as practicable thereafter, issue and deliver to the registered address of the


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Holder: (i) certificate(s) for the number of full shares of Common Stock to which the Holder shall be entitled as aforesaid; and (ii) a check or cash in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note to be converted (except that in the case of an automatic conversion pursuant to Section 2(b) hereof, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock on such date).

            (d) RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities into which this Note is convertible into the same or a different number of securities of any class or classes, the shares of Common Stock or other securities into which this Note is convertible shall thereafter be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which the Holder would have been entitled if immediately prior to such change the Holder had acquired the shares of Common Stock or other securities into which this Note is convertible. If shares of the Company's Common Stock or other securities purchasable hereunder are subdivided or combined into a greater or smaller number of shares, the Conversion Price under this Note shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares. No adjustment on account of cash dividends or interest on the Company's Common Stock or other securities into which this Note is convertible will be made to the Conversion Price under this Note.

            (e) NOTICE OF ADJUSTMENT. Upon any adjustment of the securities issuable upon conversion of this Note, the Conversion Price for the shares, and/or any increase or decrease in the number of shares into which this Note is convertible upon conversion of this Note, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as then shown on the books of the Company.

            (f) FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares of Common Stock upon conversion of this Note. In lieu of any fractional shares to which the Holder of this Note would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock as determined by the Board of Directors of the Company, whose determination shall be conclusive.

            (g) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion in full of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion in full of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (h) NO RIGHTS AS STOCKHOLDER. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the conversion hereof.



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      3.    SUBORDINATION.

            (a) "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors, government instrumentalities or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease.

            (b) The Company agrees and the Holder of this Note, by acceptance hereof, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that, except as otherwise provided herein, upon: (i) an event of default under any Senior Indebtedness; or
(ii) any dissolution, winding up or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the Holder of this Note shall not be entitled to receive, any amount in respect of the principal and interest of this Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. However, principal and interest on this Note may be paid if funds are segregated for payment of all Senior Indebtedness. Upon: (1) an event of default under any Senior Indebtedness; or (2) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the Holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the Holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this paragraph 3(b) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness).

            (c) This Section 3 is not intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holder of this Note, the unconditional and absolute obligation of the Company to pay the principal of and interest on this Note or to affect the relative rights of the Holder of this Note and the other creditors of the Company, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

      4. REDEMPTION. This Note may not be redeemed prior to the Maturity Date.

      5. PLACE OF PAYMENT. All payments due to the Holder hereunder shall be paid to the Holder at the address which the Holder shall have given written notice to the Company.

      6. EVENTS OF DEFAULT AND REMEDIES. If any of the following events of default (individually, an "Event of Default") shall occur for any reason whatsoever (and whether it shall be voluntary or involuntary or occur or be affected by operation of law or otherwise):

            (a) The Company fails to make payment when due of any principal or interest payable under this Note, and such failure continues for a period of ten days after written notice that such payment is due and unpaid;



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            (b)   The Company defaults in the observance or performance of
any material agreement or condition under this Note or the Warrants, and such default continues for a period of 30 days after written notice of such default is given to the Company by the Holder;

            (c) The Company shall default on any material provision contained in the Purchase Agreement or the Registration Rights Agreement;

            (d) The Company shall default under any material agreement for borrowed money which causes the other party thereto to accelerate such obligation;

            (e) The Company shall: (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (iv) be adjudicated insolvent or be liquidated; or (v) take appropriate action for the purpose of any of the foregoing; or

            (f) A court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial amount of its properties, or if an order for relief with respect to the Company shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of the Company, or if any petition for any such relief shall be filed against the Company, and such order or petition shall not be dismissed or stayed within 70 days after the date of such filing;

then, in all cases set forth in clauses (a) through and including (f), automatically upon the occurrence of such Event of Default the entire unpaid principal amount of, and the unpaid accrued interest on, this Note shall become immediately due and payable.

      7. ADDITIONAL REMEDIES. If any Event of Default hereunder shall have occurred, the Holder may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to it in respect thereof under the terms of this Note or applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy is intended to be exclusive and each such remedy shall be cumulative.

      8.    TRANSFER.

            (a) The transfer of this Note is registrable by the Holder hereof in person or by his attorney duly authorized in writing on the books of the Company. Upon surrender and cancellation of this Note or Notes upon any such transfer, a new Note for the same aggregate principal amount will be issued to the transferee in exchange herefor.

            (b) The Company and any transfer or conversion agent may deem and treat the person in whose name this Note shall be registered upon the books of the Company as the absolute owner of this Note (whether or not his Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for all other purposes, and neither the Company nor any transfer or conversion agent shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid. All transfer taxes incurred by the Holder and costs associated with converting this Note into shares of Common Stock shall be borne by the Company.



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      9.    ATTORNEYS FEES.  Should any legal action be brought to collect, enforce or interpret any part of this Note or if this Note is placed in the hands of attorneys for collection after an Event of Default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees, expenses and costs (including, without limitation, fees, expenses and costs on any appeal) incurred by the Holder.

In addition, the Holder shall be reimbursed for an amount not to exceed $2,500 for its attorneys' fees in connection with the review of the terms of this Note.

      10. NOTICES. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the Holder at its address as shown on the books of the Company, or to the Company at 3400 West Warren Avenue, Fremont, California 94538 Attention: Mr. Timothy A. Marcotte.

            Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by telecopier with written confirmation, at the earlier of: (i) 24 hours after confirmation of transmission by the sending telecopier machine; or (ii) delivery of written confirmation.

      11. AMENDMENTS, CONSENTS AND WAIVERS. This Note may be amended at any time and from time to time to add to, eliminate or modify the terms and provisions hereof and the rights of the Holder hereunder with the written consent of the Company and the Holder; provided, however, that no such change shall terminate or impair the subordination provisions of this Note without the prior written consent of the holders of Senior Indebtedness. Any amendment, waiver or consent by the Holder of this Note shall be conclusive and binding upon such Holder and any future Holder of this Note and of any Note issued in exchange or substitution herefor, irrespective of whether or not any notation of such amendment, waiver or consent is made upon this Note or such exchanged or substituted Note. The Company hereby waives diligence, presentment, protest, demand of payment, notice of protest, dishonor and nonpayment, and waives the legal effect of Holder's failure to give all notices not expressly provided for herein. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. The Company further waives, to the full extent permitted by law, the right to plead any and all statutes of limitation as a defense to any demand on this Note, or on an agreement hereafter securing this Note.

      12. NO RECOURSE. No recourse shall be had for the payment of the principal or interest on this Note, or any claim based hereon, or otherwise in respect hereof, this Note, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      13. PAYMENT DUE ON HOLIDAYS. If the principal of or interest on this Note falls due on a Saturday, Sunday or legal holiday at the place of payment, such payment shall be made on the next succeeding business day and such extended time shall be included in computing interest.



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      14.   SEVERABILITY.  If any provision of this Note shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Note that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

      15. USURY LAWS. It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if the transaction contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged or received under this Note or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to the Company by the Holder (or if such consideration shall have been paid in full, such excess refunded to the Company by the Holder).

      16. GOVERNING LAW. This Note is being delivered in and shall be construed in accordance with the laws of the State of Nevada, without regard to the conflicts of laws provisions thereof.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Note to be executed and delivered by its proper and duly authorized officers as of the date first above written.


                               SUNRISE TECHNOLOGIES INTERNATIONAL,
                               INC.


                               BY:   /s/ C. Russell Trenary, III
                                     -----------------------------------
                                     NAME:       C. Russell Trenary, III
                                     TITLE:      President and
                                                 Chief Executive Officer

Attest:


BY:   /s/ Timothy A. Marcotte
      -----------------------------------

      NAME:       Timothy A. Marcotte
      TITLE:      Vice President, Finance
                  and Chief Financial Officer